Exhibit 10.4

May 12, 2026

Tempest Therapeutics, Inc.

Attn: Nicholas Maestas, Chief Financial Officer and Head of Corporate Strategy

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

Factor Bioscience Inc.

Attn: Matthew Angel, Ph.D., Chief Executive Officer

1035 Cambridge Street, Suite 17B

Cambridge, MA 02141

Re: Amended and Restated Master Services Agreement (the “Agreement”) entered into on November 19, 2025, by and between Factor Bioscience Inc. (“Factor”) and Tempest Therapeutics, Inc. (as the successor in interest to Erigen LLC) (“Tempest”).

This letter agreement (“Letter Agreement”) is entered into by and between Factor and Tempest with respect to certain payment obligations of Tempest, including, but not limited to, those set forth in Work Order No. 1 entered into on March 24, 2026 (the “Work Order”), by Factor and Tempest under the Agreement. All capitalized terms used and not expressly defined in this Letter Agreement will have the meanings given to them in the Agreement.

In accordance with the Work Order, Factor agreed to perform certain Services on behalf of Tempest in furtherance of the clinical advancement of its TPST-2003, TPST-3003 and TPST-4003 programs and, as consideration for such Services, Tempest agreed to pay Factor in accordance with the Budget set forth in the Work Order.

Accordingly, each of Tempest and Factor hereby agree as follows:

1.
Tempest hereby agrees to use its best efforts to promptly raise funds through one or more public or private equity transactions, including without limitation registered direct offerings, private placements, follow-on offerings, and/or warrant inducement transactions (each, a “Capital Raise Transaction”).

2.
Factor hereby agrees to: (a) effective as of June 30, 2026, permanently waive its right to receive the first $2,100,000 payable by Tempest to Factor pursuant to the Agreement (including those amounts set forth in the Work Order); and (b) within ten (10) days of the date first set forth above, return to Tempest the deposit made to Factor under the Work Order in the amount of $150,000, provided that Tempest shall promptly repay Factor such $150,000 on the date that Tempest raises aggregate gross proceeds of $5,000,000 through a Capital Raise Transaction.

Exhibit 10.4

3.
This Letter Agreement sets forth the entire agreement among the parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties as to the subject matter hereof.

4.
This Letter Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding application of any conflict of laws principles.

[Signature Page Follows]

Exhibit 10.4

This Letter Agreement is signed below by authorized representatives of Tempest and Factor indicating the parties’ acceptance of the terms and conditions of this Letter Agreement.

AGREED AND ACCEPTED:

Tempest Therapeutics, Inc.

/s/ Nicholas Maestas

By: Nicholas Maestas

Title: Chief Financial Officer and Head of Corporate Strategy

AGREED AND ACCEPTED:

FACTOR BIOSCIENCE INC.

/s/ Matthew Angel

By: Matthew Angel

Title: Chief Executive Officer

DOCVARIABLE ndGeneratedStamp \* MERGEFORMAT 4898-1274-7689, v. 4

[Signature Page to Letter Agreement]